Exhibit 99.1

Websense Focuses on Continued Security Innovation with Acquisition

John McCormack

By now, many of you have seen this week’s announcement detailing the Websense agreement to be acquired by Vista Equity Partners and become a privately held company. I view this as a very positive development for our Websense customers, partners, shareholders, prospects and employees.

Our top priority continues to be protecting organizations from data theft and the latest advanced cyberattacks. To that end, delivering an exceptional customer experience, through the innovative TRITON platform, is paramount.

Vista Equity Partners is a leading private equity firm focused on investing in software, data and technology-enabled businesses. Vista’s expertise, operational discipline and best practices will enable Websense to continue to invest in the business, maintaining and building our leadership position in security technology innovation. Vista supports our TRITON strategy and is enthusiastic about our prospects for future growth.

Together, we believe that this announcement bodes well for Websense and our customers, partners, prospects and employees.

We look forward to the days ahead, as we continue to exceed expectations as your chosen cybersecurity solution provider.